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                                                                 EXHIBIT 4.2
                                                                 -----------

                        SECURITIES PURCHASE AGREEMENT

         This Securities Purchase Agreement is entered into and dated as of March 11, 2004 (together with the Disclosure Schedules, this "AGREEMENT"), among Zoltek Companies, Inc., a Missouri corporation (the "COMPANY"), and the Investors identified on the signature pages hereto (each, a "INVESTOR" and collectively, the "INVESTORS").

         WHEREAS, subject to the terms and conditions set forth in this Agreement, the Company desires to borrow certain sums from each of the Investors (each, a "LOAN" and, collectively, the "LOANS") and sell certain securities to each of the Investors, and each Investor, severally and not jointly, desires to make a Loan to the Company and purchase from the Company, certain securities of the Company.

         NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Investors agree as follows:

                                 ARTICLE I.

                                 DEFINITIONS

         1.1.     Definitions. In addition to the terms defined elsewhere in
                  -----------
this Agreement, the following terms shall have the meanings set forth in this
Section 1.1:

                  "ACTION" means any action, suit, inquiry, notice of violation, proceeding (including any partial proceeding such as a deposition) or investigation pending or threatened in writing against or affecting the Company, any Subsidiary or any of their respective Subsidiaries or properties before or by any court, arbitrator, governmental or administrative agency, regulatory authority (federal, state, county, local or foreign), stock market, stock exchange or trading facility.

                  "AFFILIATE" means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144 under the Securities Act.

                  "BANKRUPTCY EVENT" means any of the following events: (a) the Company or any Subsidiary commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the Company or any Subsidiary thereof; (b) there is commenced against the Company or any Subsidiary any such case or proceeding that is not dismissed within 60 days after commencement; (c) the Company or any Subsidiary is adjudicated by a court of competent jurisdiction insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered; (d) the Company or any Subsidiary suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within 60 days; (e) under applicable bankruptcy law the Company or any Subsidiary makes a



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         general assignment for the benefit of creditors; (f) the Company or any Subsidiary fails to pay, or states that it is unable to pay or is unable to pay, its debts generally as they become due; (g) the Company or any Subsidiary calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or (h) the Company or any Subsidiary, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

                  "BUSINESS DAY" means any day except Saturday, Sunday and any day that is a federal legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

                  "COMPANY COUNSEL" means Thompson Coburn LLP.

                  "CAPITAL LEASE OBLIGATIONS" of any Person shall mean the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

                  "CASH EQUIVALENTS" means:

                           (a) debt obligations and maturing within one year
from the date of acquisition thereof to the extent the principal thereof and interest thereon is backed by the full faith and credit of the United States of America;

                           (b) investments in commercial paper and maturing
within 180 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from Standard & Poor's Ratings Services, a division of The McGraw Hill Companies, or any successor thereto, or from Moody's Investors Service, Inc. or any successor thereto;

                           (c) investments in certificates of deposit,
bankers' acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof that has a combined capital and surplus and undivided profits of not less than $500,000,000, in each case denominated in dollars; and

                           (d) money market mutual funds, at least 90% of
the investments of which are in cash or investments contemplated by clauses
(a), (b) and (c) of this definition.

                  "CLOSING" means the closing of the Loans and purchases and sale of Securities pursuant to Section 2.1.

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                  "CLOSING DATE" means the Business Day immediately
         following the date on which all the conditions set forth in Sections 6.1 and 6.2 hereof are satisfied or waived by the appropriate party.

                  "CODE" means the Internal Revenue Code of 1986, as from time to time amended and any successor thereto and the rules and regulations promulgated from time to time thereunder.

                  "COMMISSION" means the U.S. Securities and Exchange
         Commission.

                  "COMMON STOCK" means the common stock of the Company, $0.01 par value per share, and any securities into which such common stock may hereafter be reclassified.

                  "COMMON STOCK EQUIVALENTS" means any securities of the Company or any Subsidiary which entitle the holder thereof to acquire Common Stock at any time, including without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock or other securities that entitle the holder to receive, directly or indirectly, Common Stock.

                  "DEBENTURES" means the convertible debentures due on the 30th month anniversary of the Closing Date issuable by the Company to the Investors pursuant to terms hereof, in the form of Exhibit A
                                                                   ---------
         hereto.

                  "EFFECTIVE DATE" means the date that a Registration Statement is first declared effective by the Commission.

                  "ELIGIBLE MARKET" means any of the New York Stock Exchange, the American Stock Exchange, the Nasdaq National Market or the Nasdaq SmallCap Market.

                  "EQUITY INTEREST" means (i) shares of corporate stock, partnership interests, membership interests and any other interest that confers on a Person the right to receive a share of the profits and losses of, or a distribution of the assets of, the issuing Person and (ii) all warrants, options or other rights to acquire any Equity Interest set forth in clause (i) of this defined term.

                  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

                  "EVENT OF DEFAULT" has the meaning assigned to such term in the Debentures.

                  "GAAP" means United States generally accepted accounting principles as in effect from time to time applied on a consistent basis during the periods involved.

                  "GUARANTEE" of or by any Person shall mean any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such

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         Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (b) to purchase property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment of such Indebtedness or (c) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness, provided, that the term Guarantee shall not include
                       --------
         endorsements for collection or deposit, in either case in the ordinary course of business.

                  "INDEBTEDNESS" of any Person shall mean, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property or assets purchased by such Person, (e) all obligations of such Person issued or assumed as the deferred purchase price of property or services, (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations of such Person in respect of interest rate protection agreements, foreign currency exchange agreements or other interest or exchange rate hedging arrangements that exceed amounts necessary to hedge the Company's cross-currency exposure and (j) all obligations of such Person as an account party in respect of letters of credit and bankers' acceptances. The Indebtedness of any Person shall include the Indebtedness of any partnership in which such Person is a general partner.

                  "INVESTOR PERCENTAGE" means, with respect to an Investor, the percentage equal to the product of (x) a fraction, the numerator of which shall be the Loan Amount loaned by such Investor on the Closing Date and the denominator of which shall be the aggregate Loan Amounts loaned by all Investors on the Closing Date times (y) 100.

                  "LIEN" means any lien, charge, claim, security interest, encumbrance, right of first refusal or other restriction.

                  "LOAN AMOUNT" means, with respect to each Investor, the loan amount indicated below such Investor's name on its signature page of this Agreement.

                  "LOSSES" means any and all losses, claims, damages, liabilities, settlement costs and expenses, including without limitation costs of preparation of legal action, investigation and reasonable attorneys' fees.

                  "PERSON" means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

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                  "PROCEEDING" means an action, claim, suit, investigation
         or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

                  "REGISTRATION STATEMENT" means one or more registration statements meeting the requirements of the Registration Rights Agreement and covering the resale of Underlying Shares by the Investors who shall be named "selling shareholders" thereunder.

                  "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement, dated as of the date of this Agreement, among the Company and the Investors, in the form of Exhibit B hereto.
                                                   ---------

                  "REQUIRED MINIMUM" means, as of any date, the maximum aggregate number of shares of Common Stock then issued or potentially issuable in the future pursuant to the Transaction Documents, including any Underlying Shares issuable upon conversion in full of all Debentures and issuable on account of interest thereunder, and upon exercise of the Warrants, ignoring for all such purposes any conversion or exercise caps contained in the Warrants or Debentures assuming that: (a) any previously unconverted Debentures and unexercised Warrants are held until the maturity or expiration date thereof, and all interest on the Debentures is paid in shares of Common Stock and (b) the Conversion Price and Exercise Price at all times on and after the date of determination equals 50% of the actual Conversion Price or Exercise on the Trading Day immediately prior to the date of determination.

                  "RESTRICTED PAYMENT" means, as to any Person, (a) any dividend or other distribution by such Person (whether in cash, securities or other property) with respect to any Equity Interests of such Person, (b) any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interest, (c) any payment of principal or interest or any purchase, redemption, retirement, acquisition or defeasance with respect to any Indebtedness of such Person which is subordinated to the payment of the Obligations, (d) the acquisition for value by such Person of any Equity Interests issued by such Person or any other Person that controls such Person and (e) any payment by such Person to its officers or directors other than in compliance with existing Company stock option plans and salaries in the ordinary course of business.

                  "RULE 144" means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

                  "SECURITIES" means the Debentures, the Warrants and the Underlying Shares issuable under the Debentures and the Warrants.

                  "SECURITIES ACT" means the Securities Act of 1933, as amended.

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                  "STRATEGIC TRANSACTION" means a transaction or
         relationship in which (1) the Company issues shares of Common Stock to a Person which the Board of Directors of the Company determines in good faith is, itself or through its Subsidiaries, an operating company in a business synergistic with the business of the Company and (2) the Company expects to receive benefits in addition to the investment of funds, but shall not include a transaction in which the Company issues securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

                  "SUBSIDIARY" means any "significant subsidiary" of the Company as defined in Rule 1-02(w) of Regulation S-X promulgated under the Exchange Act.

                  "TRADING DAY" means (i) a day on which the Common Stock is traded on an Eligible Market (other than the OTC Bulletin Board), or (ii) if the Common Stock is not listed on an Eligible Market, a day on which the Common Stock is traded in the over-the-counter market, as reported by the OTC Bulletin Board or the National Quotation Bureau Incorporated, or (iii) if the Common Stock is not quoted on the OTC Bulletin Board, a day on which the Common Stock is quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding to its functions of reporting prices); provided, that in the event that the Common Stock is not listed or quoted as set forth in (i), (ii) and (iii) hereof, then Trading Day shall mean a Business Day.

                  "TRADING MARKET" means Nasdaq National Market or any other Eligible Market on which the Common Stock is then listed or quoted.

                  "TRANSACTION DOCUMENTS" means this Agreement, the Debentures, the Warrants, the Registration Rights Agreement, and any other documents or agreements executed or delivered in connection with the transactions contemplated hereunder.

                  "UNDERLYING SHARES" means the shares of Common Stock issuable upon conversion of the Debentures, as payment of interest thereunder, exercise of the Warrants, and in satisfaction of any other obligation of the Company to issue shares of Common Stock pursuant to the Transaction Documents.

                  "WARRANTS" means the Common Stock purchase warrants in the form of Exhibit C, issuable pursuant to Section 2.2(a)(iii).
                 ---------

                                 ARTICLE II.

                              PURCHASE AND SALE

         2.1.     Closings. Subject to the terms and conditions set forth in
                  --------
this Agreement, at the Closings the Company shall issue and sell to the Investors, and the Investors shall, severally and not jointly, purchase from the Company, the Debentures and Warrants. The Company shall be allowed to hold multiple Closings so long as each issuance and sale of the Debentures and Warrants are under the identical terms and conditions. The Company shall not be allowed to hold any additional Closings pursuant to the terms of this Agreement after April 2, 2004, provided, however, that the failure to hold a Closing after April 2, 2004 will not be considered a

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breach under this Agreement. The Closings shall take place at the offices of
Bryan Cave LLP, 1290 Avenue of the Americas, New York, NY 10104 on the date this Agreement is executed and delivered by the parties or at such other location or time as the parties may agree.

         2.2.     Closing Deliveries.
                  ------------------

                  (a) At each Closing, the Company shall deliver or cause to be delivered to each Investor purchasing Debentures and Warrants at that Closing the following (the "COMPANY DELIVERABLES"):

                           (i)   this Agreement duly executed by the Company;

                           (ii) Debentures in the aggregate principal amount of the Loan Amount indicated below such Investor's name on its signature page of this Agreement, registered in the name of such Investor;

                           (iii) a Warrant, registered in the name of such Investor, pursuant to which such Investor shall have the right to acquire 25% of the number of shares of Common Stock issuable upon an assumed conversion in full of the Debenture issuable to the Investor in accordance with Section 2.2(a)(ii) (assuming for such purpose that the conversion price equals the closing sales price of the Common Stock on the Trading Day immediately prior to the Closing Date);

                           (iv) the Registration Rights Agreement, duly executed by the Company;

                           (v) the legal opinion of Company Counsel, in agreed form, addressed to such Investor; and

                           (vi) any other document reasonably requested by such Investor.

                  (b) At each Closing, each Investor that is purchasing Debentures and Warrants at that Closing shall deliver or cause to be delivered to the Company the following:

                           (i)   the Loan Amount indicated below such
         Investor's name on the signature page of this Agreement, in United States dollars and in immediately available funds, by wire transfer to an account designated in writing by the Company for such purpose;

                           (ii) the Registration Rights Agreement, duly executed by such Investor; and

                           (iii) this Agreement duly executed by such Investor.

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                                ARTICLE III.

                       REPRESENTATIONS AND WARRANTIES

         3.1.     Representations and Warranties of the Company. Subject to the
                  ---------------------------------------------
qualifications and disclosures set forth beside the specific reference to this Agreement in the Disclosure Schedule (the parties hereto agreeing that a reference in the Disclosure Schedule to a particular Section shall only apply to the representation in such section), the Company hereby makes the following representations and warranties to each Investor:

                  (a)      Subsidiaries. The Company does not directly or
                           ------------
indirectly control or own any interest in any Subsidiary, other than as listed in Section 3.1(a) of the Disclosure Schedule. Except as disclosed in
Section 3.1(a) of the Disclosure Schedule, the Company owns, directly or indirectly, all of the capital stock of each Subsidiary free and clear of any Lien, and all the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights.

                  (b)      Organization and Qualification. Each of the
                           ------------------------------
Company and each Subsidiary is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and each Subsidiary is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not, individually or in the aggregate, have or reasonably be expected to result in (i) an adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material and adverse effect on the results of operations, assets, prospects, business or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) an adverse impairment to the Company ability to perform on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a "MATERIAL ADVERSE EFFECT").

                  (c)      Authorization; Enforcement. The Company has the
                           --------------------------
requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations thereunder. The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereunder have been duly authorized by all necessary action on the part of the Company and no further consent or action is required by the Company, its Board of Directors or its shareholders. Each of the Transaction Documents has been (or upon delivery will be) duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

                  (d)      No Conflicts. The execution, delivery and
                           ------------
performance of the Transaction Documents by the Company and the consummation by the Company of the transactions

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contemplated thereby do not and will not (i) conflict with or violate any provision of the Company's or any Subsidiary's certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations) and the rules and regulations of any self-regulatory organization to which the Company or its securities are subject, or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect. Payments of cash on account of interest under the Debentures, upon any Event of Default under the Debentures, as a result of liquidated damages under any Transaction Document or upon a Buy-In under a Warrant will not require the consent of any lender to or creditor of the Company or any Subsidiary (under a credit facility, loan agreement or otherwise) and will not result in a default under any such credit facilities, loan or other agreements.

                  (e)      Filings, Consents and Approvals. The Company is
                           -------------------------------
not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than (i) the filing with the Commission of one or more Registration Statements in accordance with the requirements Registration Rights Agreement and (ii) the application(s) to the Trading Market on which the Common Stock is listed for trading for the listing of the Underlying Shares for trading thereon in the time and manner required thereby which have been made and obtained prior to the Closing Date.

                  (f)      Issuance of the Securities. The Securities have
                           --------------------------
been duly authorized and, when issued and paid for in accordance with the Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens. The Company has reserved from its duly authorized capital stock a number of shares of Common Stock issuable upon conversion of the Debentures (as may be issued on account of interest thereunder) and exercise of the Warrants, which number of reserved shares is not less than the Required Minimum calculated as of the date hereof.

                  (g)      Capitalization. The number of shares and type of
                           --------------
all authorized, issued and outstanding capital stock of the Company, and all shares of Common Stock reserved for issuance under the Company's various option and incentive plans, is set forth in Section 3.1(g) of the Disclosure Schedule. No securities of the Company are entitled to preemptive or similar rights, and no Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Except as a result of the purchase and sale of the Securities and except as set forth in
Schedule 3.1(g) of the Disclosure Schedule, there are no outstanding
---------------
options, warrants, scrip rights to

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subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contract, commitment, understanding or arrangement by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock. The issue and sale of the Securities will not, immediately or with the passage of time, obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Investors) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under such securities.

                  (h)      SEC Reports; Financial Statements. The Company
                           ---------------------------------
has filed all reports required to be filed by it under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the twelve months preceding the date hereof (or such shorter period as the Company was required by law to file such material) (the foregoing materials being collectively referred to herein as the "SEC REPORTS" and, together with this Agreement and Section 3.1(h) of the Disclosure Schedule to this Agreement, the "DISCLOSURE MATERIALS") on a timely basis or has timely filed a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance GAAP, except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments. All material agreements to which the Company or any Subsidiary is a party or to which the property or assets of the Company or any Subsidiary are subject are included as part of or specifically identified in the SEC Reports.

                  (i)      Press Releases. The press releases disseminated
                           --------------
by the Company during the two (2) years preceding the date of this Agreement taken as a whole do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (j)      Material Changes. Since the date of the latest
                           ----------------
audited financial statements included within the SEC Reports, except as specifically disclosed in the SEC Reports, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company's financial statements pursuant to GAAP or required to be disclosed in

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filings made with the Commission, (iii) the Company has not altered its method of accounting or the identity of its auditors, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its shareholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock incentive plans. Except as noted in the Company's SEC Reports, the Company does not have pending before the Commission any request for confidential treatment of information.

                  (k)      Litigation. There is no Action which (i) adversely
                           ----------
affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) except as otherwise set forth in the SEC Reports, could, if there were an unfavorable decision, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

                  (l)      Labor Relations. No material labor dispute exists or,
                           ----------------
to the knowledge of the Company, is imminent with respect to any of the employees of the Company.

                  (m)      Compliance. Neither the Company nor any Subsidiary
                           ----------
(i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is or has been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as could not, individually or in the aggregate, have or could reasonably be expected to result in a Material Adverse Effect. The Company is in compliance with the applicable requirements of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations thereunder promulgated by the Commission, except where such noncompliance could not have or reasonably be expected to result in a Material Adverse Effect. The Company is not, to the best of its knowledge (after due inquiry), in default in any material respect with the terms, conditions or covenants set forth in the Securities Purchase Agreement, or the Debentures or Warrants issued pursuant thereto, among the Company and the Investors, dated as of December 19, 2003 (the "2003 SECURITIES PURCHASE AGREEMENT").

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

                  (n)      Regulatory Permits. The Company and the Subsidiaries
                           ------------------
possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits could not, individually or in the aggregate, have or could reasonably be expected to result in a Material Adverse Effect ("MATERIAL PERMITS"), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

                  (o)      Title to Assets. The Company and the Subsidiaries
                           ---------------
have good and marketable title in fee simple to all real property owned by them that is material to the business of the Company and the Subsidiaries and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases of which the Company and the Subsidiaries are in compliance.

                  (p)      Patents and Trademarks. The Company and the
                           ----------------------
Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and other similar rights that are necessary or material for use in connection with their respective businesses as described in the SEC Reports and which the failure to so have could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect (collectively, the "INTELLECTUAL PROPERTY RIGHTS"). Neither the Company nor any Subsidiary has received a written notice that the Intellectual Property Rights used by the Company or any Subsidiary violates or infringes upon the rights of any Person. Except as set forth in the SEC Reports, to the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights.

                  (q)      Insurance. The Company and the Subsidiaries are
                           ---------
insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

                  (r)      Transactions With Affiliates and Employees. Except
                           ------------------------------------------
as set forth in SEC Reports, none of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

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

                  (s)      Internal Accounting Controls. The Company and the
                           ----------------------------
Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-14 and 15d-14) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company, including its Subsidiaries, is made known to the certifying officers by others within those entities, particularly during the period in which the Company's Form 10-K or 10-Q, as the case may be, is being prepared. The Company's certifying officers have evaluated the effectiveness of the Company's controls and procedures as of a date within 90 days prior to the filing date of the Form 10-Q for the quarter ended June 30, 2003 (such date, the "EVALUATION DATE"). The Company presented in its most recently filed Form 10-K or Form 10-Q the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no significant changes in the Company's internal controls (as such term is defined in Item 307(b) of Regulation S-K under the Exchange Act) or, to the Company's knowledge, in other factors that could significantly affect the Company's internal controls.

                  (t)      Solvency. Based on the financial condition of the
                           --------
Company as of the Closing Date (and assuming that the Closing shall have occurred), (i) the Company's fair saleable value of its assets exceeds the amount that will be required to be paid on or in respect of the Company's existing debts and other liabilities (including known contingent liabilities) as they mature; (ii) the Company's assets do not constitute unreasonably small capital to carry on its business for the current fiscal year as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, and projected capital requirements and capital availability thereof; and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its debt when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt).

                  (u)      Certain Fees. Except as set forth in Section 3.1(u)
                           ------------                         --------------
of the Disclosure Schedule, no brokerage or finder's fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement. The
Investors shall have no obligation with respect to any fees or with respect to any claims (other than such fees or commissions owed by a Investor pursuant to written agreements executed by such Investor which fees or commissions shall be the sole responsibility of such Investor) made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by this Agreement.

                  (v)      Certain Registration Matters. Assuming the
                           ----------------------------
accuracy of the Investors' representations and warranties set forth in Sections 3.2(b)-(e), no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Investors under the Transaction Documents. The Company is eligible to register the resale of its Common Stock for resale by the Investors under Form S-3 promulgated under the Securities Act. The Company has not granted or agreed to grant to any Person any rights (including "piggy-back" registration rights) to have any securities of the Company registered with the Commission or any other governmental authority that have not been satisfied.

                  (w)      Listing and Maintenance Requirements. Except as
                           ------------------------------------
specified in the SEC Reports, the Company has not, in the two years preceding the date hereof, received notice from any Eligible Market to the effect that the Company is not in compliance with the listing or maintenance requirements thereof. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with the listing and maintenance requirements for continued listing of the Common Stock on the Trading Market. The issuance and sale of the Securities under the Transaction Documents does not contravene the rules and regulations of the Trading Market, and no approval of the shareholders of the Company thereunder is required for the Company to issue and deliver to the Investors the maximum number of Securities contemplated by Transaction Documents, including as may be required pursuant to Nasdaq Rule Filing SR-NASD-2003-40 (March 14, 2003) concerning shareholder approval requirements when officers and directors participate in discounted private placements and Nasdaq Rule Filing SR-NASD-2003-61 (March 28, 2003) concerning shareholder approval requirements in connection with a change of control.

                  (x)      Investment Company. The Company is not, and is not
                           ------------------
an Affiliate of, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                  (y)      Application of Takeover Protections. The Company and
                           -----------------------------------
its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company's Articles of Incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Investors as a result of the Investors and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation the Company's issuance of the Securities and the Investors' ownership of the Securities.

                  (z)      No Additional Agreements. The Company that does not
                           ------------------------
have any agreement or understanding with any Investor with respect to the transactions contemplated by the Transaction Documents other than as specified in this Agreement, except that any officer or director who participates in this transaction as a Investor shall not be entitled to any anti-dilution protection (other than on account of stock splits, stock combinations and similar events) under the Debentures or the Warrants acquired by them or their Affiliates so as not to violate Nasdaq Rule Filing SR-NASD-2003-40 (March 14, 2003).

                  (aa)     Disclosure. The Company confirms that neither it nor
                           ----------
any Person acting on its behalf has provided any of the Investors or their agents or counsel with any information that the Company believes constitutes material, non-public information. The Company understands and confirms that the Investors will rely on the foregoing representations and covenants in effecting transactions in securities of the Company. All disclosure provided to the Investors regarding the Company, its business and the transactions contemplated hereby, furnished by or on behalf of the Company (including the Company's representations and warranties set forth in this Agreement and the Disclosure Schedule) are true and correct and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

                  (bb)     Acknowledgment Regarding Investors' Purchase of
                           -----------------------------------------------
Securities. The Company acknowledges and agrees that each of the Investors
----------
is acting solely in the capacity of an arm's length Investor with respect to the Transaction Documents and the transactions contemplated hereby. The Company further acknowledges that no Investor is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and any advice given by any Investor or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby is merely incidental to the Investors' purchase of the Securities. The Company further represents to each Investor that the Company's decision to enter into this Agreement has been based solely on the independent evaluation by the Company and its representatives.

         3.2.     Representations and Warranties of the Investors. Each
                  -----------------------------------------------
Investor, for itself and for no other Investor, hereby represents and warrants to the Company as follows:

                  (a)      Organization; Authority. Such Investor that is not a
                           -----------------------
natural Person is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the applicable Transaction Documents and otherwise to carry out its obligations thereunder. The execution, delivery and performance by such Investor of the transactions contemplated by this Agreement has been duly authorized by all necessary corporate or, if such Investor is not a corporation, such partnership, limited liability Company or other applicable like action, on the part of such Investor. Each of this Agreement and the Registration Rights Agreement has been duly executed by such Investor, and when delivered by such Investor in accordance with terms hereof, will constitute the valid and legally binding obligation of such Investor, enforceable against it in accordance with its terms.

                  (b)      Investment Intent. Such Investor is acquiring the
                           -----------------
Securities as principal for its own account for investment purposes only and not with a view to or for distributing or reselling such Securities or any part thereof, without prejudice, however, to such Investor's right at all times to sell or otherwise dispose of all or any part of such Securities in compliance with applicable federal and state securities laws. Subject to the immediately preceding sentence, nothing contained herein shall be deemed a representation or warranty by such Investor to hold the Securities for any period of time. Such Investor is acquiring the Securities hereunder in the ordinary course of its business. Such Investor does not have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities.

                  (c)      Investor Status. At the time such Investor was
                           ---------------
offered the Securities, it was, and at the date hereof, it is, an "accredited investor" as defined in Rule 501(a) under the Securities Act. Such Investor is not a registered broker-dealer under Section 15 of the Exchange Act.

                  (d)      General Solicitation. Such Investor is not purchasing
                           --------------------
the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

                  (e)      Access to Information. Such Investor acknowledges
                           ---------------------
that it has reviewed the Disclosure Materials and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Company and the Subsidiaries and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. Neither such inquiries nor any other investigation conducted by or on behalf of such Investor or its representatives or counsel shall modify, amend or affect such Investor's right to rely on the truth, accuracy and completeness of the Disclosure Materials and the Company's representations and warranties contained in the Transaction Documents.

                  (f)      Limited Ownership. The purchase by such Investor of
                           -----------------
the Securities issuable to it at the Closing (including the Underlying
Shares that would be issuable upon the conversion and exercise of such Securities) will not result in such Investor (individually or together with other Person with whom such Investor has identified, or will have identified, itself as part of a "group" in a public filing made with the Commission involving the Company's securities) acquiring, or obtaining the right to acquire, in excess of 19.999% of the Common Stock or the voting power of the Company on a post transaction basis that assumes that the Closing shall have occurred. Such Investor does not presently intend to, alone or together with others, make a public filing with the Commission to disclose that it has (or that it together with such other Persons have) acquired, or obtained the right to acquire, as a result of the Closing (when added to any other securities of the Company that it or they then own or have the right to acquire), in excess of 19.999% of the Common Stock or the voting power of the Company on a post transaction basis that assumes that the Closing shall have occurred.

                  (g)      Independent Investment Decision. Such Investor has
                           -------------------------------
independently evaluated the merits of its decision to purchase Securities pursuant to this Agreement, such decision has been independently made by such Investor and such Investor confirms that it has only relied on the advice of its own business and/or legal counsel and not on the advice of any other Investor's business and/or legal counsel in making such decision.

The Company acknowledges and agrees that no Investor makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 3.2.

                                ARTICLE IV.

                       OTHER AGREEMENTS OF THE PARTIES

         4.1.     (a)      Securities may only be disposed of in compliance
with state and federal securities laws. In connection with any transfer of the Securities other than pursuant to an effective registration statement, to the Company, to an Affiliate of a Investor or in connection with a pledge as contemplated in Section 4.1(b), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act.

                  (b) Certificates evidencing the Securities will contain the following legend, so long as is required by this Section 4.1(b) or
Section 4.1(c):

     [NEITHER THESE SECURITIES NOR THE SECURITIES ISSUABLE UPON CONVERSION/ EXERCISE OF THESE SECURITIES HAVE BEEN REGISTERED] [THESE SECURITIES HAVE NOT BEEN REGISTERED] WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. [THESE SECURITIES AND THE SECURITIES ISSUABLE UPON CONVERSION/EXERCISE OF THESE SECURITIES] [THESE SECURITIES] MAY BE PLEDGED IN A MANNER CONSISTENT WITH THE SECURITIES ACT IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT SECURED BY SUCH SECURITIES.

                  The Company acknowledges and agrees that a Investor may from time to time pledge, and/or grant a security interest in some or all of the Securities pursuant to a bona fide margin agreement in connection with a bona fide margin account in accordance with the Securities Act and, if required under the terms of such agreement or account, such Investor may transfer pledged or secured Securities to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval or consent of the Company and no legal opinion of legal counsel to the pledgee, secured party or pledgor shall be required in connection with the pledge, but such legal opinion may be required in connection with a subsequent transfer following default by the Investor transferee of the pledge. No notice shall be required of such

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

pledge. At the appropriate Investor's expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities including the preparation and filing of any required prospectus supplement under Rule 424(b)(3) under the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of Selling Stockholders thereunder.

                  (c) Certificates evidencing Underlying Shares shall not contain any legend (including the legend set forth in Section 4.1(b)): (i) following a sale of such Securities under a registration statement
(including the Registration Statement), or (ii) following any sale of such Securities pursuant to Rule 144, or (iii) while such Securities are eligible for sale under Rule 144(k), or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the Staff of the Commission). Company may not make any notation on its records or give instructions to any transfer agent of the Company that enlarge the restrictions on transfer set forth in this Section.

         4.2.     Furnishing of Information. As long as any Investor owns the
                  -------------------------
Securities issued or issuable to it, the Company covenants to timely file
(or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act. Upon the request of any such Person, the Company shall deliver to such Person a written certification of a duly authorized officer as to whether it has complied with the preceding sentence. As long as any Investor owns Securities, if the Company is not required to file reports pursuant to such laws, it will prepare and furnish to the Investors and make publicly available in accordance with Rule 144(c) such information as is required for the Investors to sell the Underlying Shares under Rule 144. The Company further covenants that it will take such further action as any holder of Securities may reasonably request, all to the extent required from time to time to enable such Person to sell such Underlying Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144.

         4.3.     Acknowledgment of Dilution. The Company acknowledges that
                  --------------------------
the issuance of the Securities (including the Underlying Shares) will result in dilution of the outstanding shares of Common Stock, which dilution may be substantial. The Company further acknowledges that its obligations under the Transaction Documents, including without limitation its obligation to issue the Securities (including the Underlying Shares) pursuant to the Transaction Documents, are unconditional and absolute and not subject to any right of set off, counterclaim, delay or reduction, regardless of the effect of any such dilution or any claim that the Company may have against any Investor.

         4.4.     Integration. The Company shall not, and shall use its best
                  -----------
efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Investors, or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market.

         4.5.     Listing of Common Stock. From the date hereof through the
                  -----------------------
Effectiveness Period (as such term is defined in the Registration Rights Agreement) the Company agrees (i) if the Company applies to have the Common Stock traded on any Trading Market other than the Trading Market which the Common Stock is currently listed for trading, it will include in such application the Underlying Shares, and will take such other action as is necessary or desirable to cause such securities to be listed on such other Trading Market as promptly as possible and (ii) it will take all action reasonably necessary to continue the listing and trading of its Common Stock on a Trading Market and will comply in all material respects with the Company's reporting, filing and other obligations under the bylaws or rules of the Trading Market.

         4.6.     Reservation of Shares. The Company shall maintain a reserve
                  ---------------------
from its duly authorized shares of Common Stock to comply with its conversion obligations under the Debentures and its exercise obligations under the Warrants. If on any date the Company would be, if notice of exercise or conversion were to be delivered on such date, precluded from issuing the number of Underlying Shares, as the case may be, issuable upon conversion in full of the Debentures or exercise in full under the Warrants due to the unavailability of a sufficient number of authorized but unissued or reserved shares of Common Stock, then the Board of Directors of the Company shall promptly prepare and mail to the shareholders of the Company proxy materials or other applicable materials requesting authorization to amend the Company's articles of incorporation or other organizational document to increase the number of shares of Common Stock which the Company is authorized to issue so as to provide enough shares for issuance of the Underlying Shares. In connection therewith, the Board of Directors shall (a) adopt proper resolutions authorizing such increase, (b) recommend to and otherwise use its best efforts to promptly and duly obtain shareholder approval to carry out such resolutions (and hold a special meeting of the shareholders as soon as practicable, but in any event not later than the 60th day after delivery of the proxy or other applicable materials relating to such meeting) and (c) within five Business Days of obtaining such shareholder authorization, file an appropriate amendment to the Company's articles of incorporation or other organizational document to evidence such increase.

         4.7.     Conversion and Exercise Procedures. The form of Exercise
                  ----------------------------------
Notice included in the Warrants and the form of Conversion Notice included in the Debentures set forth the totality of the procedures required by the Investors in order to exercise the Warrants and convert the Debentures. No additional legal opinion or other information or instructions shall be necessary to enable the Investors exercise Warrants or convert Debentures. The Company shall honor exercises of the Warrants and conversions of the Debentures and shall deliver Underlying Shares in accordance with the terms, conditions and time periods set forth in the Transaction Documents.

         4.8.     Subsequent Registrations; Subsequent Placements.
                  -----------------------------------------------

                  (a) From the Closing Date through and including the Effective Date, the Company will not file a registration statement (other than on a Form S-8 and pursuant to the Registration Rights Agreement) with the Commission with respect to any securities of the Company.

                  (b) Prior to the first year anniversary of the Closing Date, in the event the Company, directly or indirectly, determines to offer, sell, grant any option to purchase, or otherwise dispose of (or announces any offer, sale, grant or any option to purchase or otherwise dispose of any of Common Stock or Common Stock Equivalents or any of its Subsidiaries' equity or Common Stock Equivalents, including without limitation, pursuant to a private placement, an equity line of credit or a shelf registration statement in accordance with Rule 415 under the Securities Act, (such offer, sale, grant, disposition or announcement being referred to as "SUBSEQUENT PLACEMENT"), the Company shall deliver to each Investor a written notice
(the "SUBSEQUENT PLACEMENT NOTICE") of its intention to effect such Subsequent Placement, which specifies in reasonable detail all of the material terms of such Subsequent Placement, the amount of proceeds intended to be raised thereunder, the names of the investors (including the investment manager of such investors, if any) and the investment bankers with whom such Subsequent Placement is proposed to be effected, and attached to which shall be a term sheet or similar document. The Investor shall have until 6:30 p.m. (New York City time) on the fifth Trading Day after their respective receipt of the Subsequent Placement Notice to notify Company of its intention to participate, subject to completion of mutually acceptable documentation, in such financing on the same terms as set forth in the Subsequent Placement Notice. The Company shall not be required to permit a Investor to participate in a Subsequent Placement hereunder in an amount (whether in terms of a purchase price or shares of Common Stock) in excess of the greater of: (i) its pro rata portion (calculated by reference to its Investor Percentage) of 25% of the aggregate amount of such Subsequent Placement and (ii) its pro rata portion (calculated by reference to its Investor Percentage) of that proportion of the Subsequent Financing equal to the outstanding principal balance of the Debentures held by such Investor divided by the aggregate dollar amount of the Subsequent Placement.

                  (c)      The period set forth in the first sentence of
Section 4.8(b) shall be extended for the number of Trading Days during such period in which (i) trading in the Common Stock is suspended by any Trading Market or the Commission, or (ii) following the Effective Date, the Registration Statement is not effective or the prospectus included in the Registration Statement may not be used by the Investors for the resale of the Underlying Shares.

                  (d) The Company's obligations under Section 4.8(b) shall not apply to any grant or issuance by the Company of any of the following: (i) the issuance of securities upon the exercise or conversion of any Common Stock Equivalents issued by the Company prior to the date of this Agreement (but will apply to any amendments, modifications and reissuances thereof), and (ii) the grant of options or warrants, or the issuance of additional securities, under any duly authorized company stock option, restricted stock plan or stock purchase plan in existence on the Closing Date, (iii) the issuance of Common Stock in payment of interest on the Debentures, or (iv) the issuance of Common Stock Equivalents pursuant to a Strategic Transaction.

         4.9.     Securities Laws Disclosure; Publicity. By 8:30 a.m. (New York
                  -------------------------------------
City time) on the day this Agreement is executed and on the Closing Date, the Company shall issue a press release reasonably acceptable to the Investors disclosing the transactions contemplated hereby on the date of this Agreement and file a Current Report on Form 8-K disclosing the material terms of the transactions contemplated hereby. The Company will file an additional Current Report on Form 8-K on the Closing Date to disclose the Closing. In addition, the Company will make such other filings and notices in the manner and time required by the Commission and the Trading Market on which the Common Stock is listed. Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Investor, or include the name of any Investor in any filing with the Commission (other than the Registration Statement and any exhibits to filings made in respect of this transaction in accordance with periodic filing requirements under the Exchange Act) or any regulatory agency or Trading Market, without the prior written consent of such Investor, except to the extent such disclosure is required by law or Trading Market regulations, in which case the Company shall provide the Investors with prior notice of such disclosure.

         4.10.    Limitation on Issuance of Future Priced Securities. Following
                  --------------------------------------------------
the Closing and for so long as Debentures remain outstanding, the Company shall not issue or agree to issue any "Future Priced Securities" as such term is described by NASD IM-4350-1.

         4.11.    Indemnification of Investors. In addition to the indemnity
                  ----------------------------
provided in the Registration Rights Agreement, the Company will indemnify and hold the Investors and their directors, officers, shareholders, partners, employees and agents (each, a "INVESTOR PARTY") harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys' fees and costs of investigation (collectively, "LOSSES") that any such Investor Party may suffer or incur as a result of or relating to any misrepresentation, breach or inaccuracy of any representation, warranty, covenant or agreement made by the Company in any Transaction Document. In addition to the indemnity contained herein, the Company will reimburse each Investor Party for its reasonable legal and other expenses (including the cost of any investigation, preparation and travel in connection therewith) incurred in connection therewith, as such expenses are incurred.

         4.12.    Non-Public Information. The Company covenants and agrees that
                  ----------------------
neither it nor any other Person acting on its behalf will provide any Investor or its agents or counsel with any information that the Company believes constitutes material non-public information. The Company understands and confirms that each Investor shall be relying on the foregoing representations in effecting transactions in securities of the Company.

         4.13.    Certain Trading Restrictions. Each Investor agrees that
                  ----------------------------
neither it nor its Affiliates will enter into or maintain a net short position with respect to the Common Stock. Accordingly, each Investor agrees that neither it nor its Affiliates will enter into or maintain any short sale of the Common Stock at a time when there is no equivalent offsetting long position in the Common Stock held by such Investor. For purposes of determining whether there is an equivalent offsetting long position in the Common Stock held by such Investor, the Underlying Shares issuable upon exercise of the Warrants and conversion of the Debentures (including any shares issuable on account of interest thereunder) held by such Investor (without regard to any exercise or conversion caps contained therein, and whether or not any exercise or conversion notice shall have been tendered by such Investor) shall be deemed held long by such Investor for purposes of this Section.

         4.14.    Existence; Conduct of Business. The Company will, and will
                  ------------------------------
cause each of the Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business, provided
                                                                   --------
that the foregoing shall not prohibit any sale, lease, transfer or other disposition permitted by Section 5.1.

         4.15.    Maintenance of Cash and Cash Equivalents. While any
                  ----------------------------------------
Debentures are outstanding, the Company will, at all times, maintain unrestricted cash and Cash Equivalents, together with availability under the Company's revolving line of credit, in an aggregate amount not less than $500,000, free and clear of all Liens (other than any right of offset of the Company's bank lenders). In the event that such unrestricted cash and Cash Equivalents maintained by the Company hereunder shall at the end of any fiscal quarter (as reflected in Company's Quarterly Report on Form 10-Q under the Exchange Act for such fiscal quarter be in an aggregate amount less than such amount, the Company shall deliver to each Investor at the Company's expense, a letter of credit (in form and substance acceptable to such Investor) and issued by a bank acceptable to such Investor in a face amount equal to the sum of 100% of the then outstanding principal amount of such Investor's Debenture plus interest payable thereon until the maturity date thereof. Such letters of credit shall provide, among other things, that the beneficiary thereof shall have the right to draw thereunder upon presentation of a draft together with a certificate signed by such Investor referring to this Agreement and the Debentures held by such Investor and certifying that an Event of Default has occurred and is continuing under the Transaction Documents.

         4.16.    Use of Proceeds. Except as set forth in Schedule 4.16 of the
                  ---------------                         -------------
Disclosure Schedule, the Company shall use the net proceeds from the sale of the Securities hereunder for working capital purposes and not for the satisfaction of any portion of the Company's debt (other than payment of the Company's existing line of credit and trade payables and accrued expenses in the ordinary course of the Company's business and prior practices), to redeem any Common Stock or Common Stock Equivalents or to settle any outstanding Action.

                                 ARTICLE V.

                             NEGATIVE COVENANTS

                  The Company covenants and agrees that from and after the Closing Date and so long as any there remains any outstanding principal amount under the Debentures, the Company shall not, and shall not permit its Subsidiaries to:

         5.1.     Dispositions of Assets or Subsidiaries. Sell, convey, assign,
                  --------------------------------------
lease, abandon or otherwise transfer or dispose of, voluntarily or involuntarily, any material properties or assets, tangible or intangible (including any spin-offs of any divisions, lines of business or subsidiaries and also including sale, assignment, discount or other disposition of accounts, contract rights, chattel paper, equipment or general intangibles with or without recourse or of capital stock, shares of beneficial interest, partnership interests or limited liability Company interests of a Subsidiary of the Company), except:

                  (a) transactions involving the sale of inventory or upgrade or exchange of machinery, in either case, in the ordinary course of business and for usual and ordinary prices;

                  (b) any sale, transfer or lease of assets by any wholly owned Subsidiary to the Company or another Subsidiary;

                  (c) any sale, transfer or lease of assets in the ordinary course of business which are replaced by substitute assets acquired or leased; or

                  (d) any sale, transfer or lease of assets, other than those specifically excepted pursuant to clauses (i) through (iii) above, the fair market value of which does not exceed $5,000,000 in the aggregate during the term of this Agreement.

         5.2.     Dividends and other Payments. Declare or distribute any
                  ----------------------------
dividends or any other payments or distributions of cash or other property to its shareholders or officers or directors (other than payable solely in Common Stock or in compliance with existing Company stock incentive plans and salaries in the ordinary course of business) with respect to its capital stock.

         5.3.     Restricted Payments. Declare or make, or agree to pay for
                  -------------------
or make, directly or indirectly, any Restricted Payment, provided that (a) the
                                                         --------
Company may declare and pay, and agree to pay, dividends with respect to its Equity Interests payable solely Common Stock, (b) any wholly-owned
Subsidiary of the Company may declare and pay dividends with respect to its Equity Interests to the Company or any other wholly-owned Subsidiary of the Company, (c) provided that no default under the Transaction Documents which
             --------
may (with notice or lapse of time or both) become an Event of Default shall have occurred and shall be continuing, the Company or any Subsidiary may make payments of Indebtedness and (d) the Company may pay bonuses to its officers, directors and employees, (e) the Company may pay director's fees to its directors, (f) the Company may pay fees to its directors for bona fide consulting services, and (g) the Company may make certain payments with respect to the matters set forth in Section 5.3 of the Disclosure Schedule.

                                ARTICLE VI.

                            CONDITIONS PRECEDENT

         6.1.     Conditions Precedent to the Obligations of the
                  ----------------------------------------------
Investors to Purchase Securities. The obligation of each Investor to acquire
--------------------------------
Securities is subject to the satisfaction or waiver by such Investor of each of the following conditions:

                  (a)      Representations and Warranties. The
                           ------------------------------
representations and warranties of the Company contained herein shall be true and correct in all material respects as of the date when made and as of the Closing as though made on and as of such date;

                  (b)      Performance. The Company shall have performed,
                           -----------
satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to the Closing;

                  (c)      No Injunction. No statute, rule, regulation,
                           -------------
executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents;

                  (d)      Adverse Changes. Since the date of execution of
                           ---------------
this Agreement, no event or series of events shall have occurred that reasonably would be expected to have or result in a (i) an adverse effect on the legality, validity or enforceability of any Transaction Document, or
(ii) a material and adverse effect on the results of operations, assets, business or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole;

                  (e)      No Suspensions of Trading in Common Stock; Listing.
                           --------------------------------------------------
Trading in the Common Stock shall not have been suspended by the Commission or any Trading Market (except for any suspensions of trading of not more than one Trading Day solely to permit dissemination of material information regarding the Company) at any time since the date of execution of this Agreement, and the Common Stock shall have been at all times since such date listed for trading on a Trading Market;

                  (f)      Nasdaq Listing. The Nasdaq Stock Market shall have
                           --------------
waived application of the 15 day prior notice contained in NASD Marketplace Rule 4310(17)(D) or such timeframe shall have expired without objection;

                  (g)      Bank Consent. The Company shall have received the
                           ------------
consent of its senior lender, Southwest Bank of St. Louis, with respect to the transactions contemplated by the Transaction Documents as well as an estoppel certificate indicating the absence of any event of default or any default which could with or without the passage of time result in an event of default under the Credit Facility;

                  (h)      Company Deliverables. The Investors shall have
                           --------------------
received the Company Deliverables;


                  (i)      Registration Statement on Form S-3 (File No.
                           --------------------------------------------
333-112766). The Investors shall have received from the Company the written
-----------
confirmation from the SEC stating that the registration statement on Form S-3 (File No. 333-112766) has been declared effective; and

                  (j)      Timing. The conditions to closing set forth herein
                           ------
shall have occurred no later than April 2, 2004.

         6.2.     Conditions Precedent to the Obligations of the Company to
                  ---------------------------------------------------------
sell Securities. The obligation of the Company to sell Securities is subject to
---------------
the satisfaction or waiver by the Company hereunder of each of the following conditions:

                  (a)      Representations and Warranties. The representations
                           ------------------------------
and warranties of each Investor contained herein shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made on and as of such date;

                  (b)      Performance. Each Investor shall have performed,
                           -----------
satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by such Investor at or prior to the Closing;

                  (c)      No Injunction. No statute, rule, regulation,
                           -------------
executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents;

                  (d)      Nasdaq Listing. The Nasdaq Stock Market shall have
                           --------------
waived application of the 15 day prior notice contained in NASD Marketplace Rule 4310(17)(D) or such timeframe shall have expired without objection;

                  (e)      Bank Consent. The Company shall have received the
                           ------------
consent of its senior lender, Southwest Bank of St. Louis, with respect to the transactions contemplated by the Transaction Documents as well as an estoppel certificate indicating the absence of any event of default or any default which could with or without the passage of time result in an event of default under the Credit Facility;

                  (f)      Amendment to Debentures dated December 19, 2003.
                           -----------------------------------------------
The Investors shall have amended the Debentures issued to such Investor on December 19, 2003 to be consistent with the terms set forth in Sections 5(ii) and 13 of the Debentures to be issued in connection with this transaction;

                  (g)      Waivers. The Investors shall have waived the
                           -------
provisions of Section 4.8(b) of the 2003 Securities Purchase Agreement,
Section 11(d) in the Debenture and Section 9(d) in the Warrant issued to such Investor on December 19, 2003; and

                  (h)      Timing. The conditions to closing set forth herein
                           ------
shall have occurred no later than April 2, 2004.

                                ARTICLE VII.

                                MISCELLANEOUS

         7.1.     Fees and Expenses. The Company shall be responsible for the
                  -----------------
reasonable legal fees and expenses of each Investor in the event that the Company requests any waiver or amendment of the provisions of any Transaction Document following the Closing. Except as specified in the immediately preceding sentence, and except that Company shall reimburse the initial Investor for its legal fees and expenses incurred in connection with its entering into the Transaction Documents in an aggregate amount not to exceed $15,000, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of the Transaction Documents. The Company shall pay all stamp and other taxes and duties levied in connection with the sale of the Securities.

         7.2.     Entire Agreement. The Transaction Documents, together with
                  ----------------
the Exhibits and Schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules. At or after the Closing, and without further consideration, each party will execute and deliver to the other party hereto such further documents as may be reasonably requested in order to give practical effect to the intention of the parties under the Transaction Documents.

         7.3.     Notices. All notices or other communications or deliveries
                  -------
required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section prior to 6:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a Trading Day or later than 6:30 p.m. (New York City time) on any Trading Day,
(c) the Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

                  If to the Company:   Zoltek Companies, Inc.
                                       3101 McKelvey Rd.
                                       St. Louis, Missouri 63044
                                       Facsimile No.: (314) 291-9082
                                       Attention: Chief Financial Officer

                  With a copy to:      Thompson Coburn LLP
                                       One U.S. Bank Plaza
                                       St. Louis, Missouri 63101
                                       Facsimile No.: (314) 552-7000
                                       Attention: Thomas A. Litz, Esq.

                  If to any Investor:  To the address set forth under such
                                       Investor's name on the signature pages
                                       attached hereto.

or such other address as may be designated in writing hereafter, in the same manner, by such Person.

         7.4.     Amendments; Waivers. No provision of this Agreement may be
                  -------------------
waived or amended except in a written instrument signed, in the case of an amendment, by the Company and the Investor or Investors holding no less than 66 2/3% of the outstanding principal amount of Debentures or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought.
No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

         7.5.     Construction. The headings herein are for convenience only,
                  ------------
do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. This Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement or any of the Transaction Documents.

         7.6.     Successors and Assigns. This Agreement shall be binding upon
                  ----------------------
and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Investors.
Any Investor may assign its rights under this Agreement to any Person to whom such Investor assigns or transfers any Securities.

         7.7.     No Third-Party Beneficiaries. This Agreement is intended for
                  ----------------------------
the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except that each Related Person is an intended third party beneficiary of Section 4.11 and may enforce the provisions of such Section directly against the Company.

         7.8.     Governing Law. All questions concerning the construction,
                  -------------
validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective Affiliates, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York, Borough of Manhattan (the "NEW YORK COURTS"). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of the any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any such New York Court, or that such Proceeding has been commenced in an improper or inconvenient forum. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. If either party shall commence a Proceeding to enforce any provisions of a Transaction Document, then the prevailing party in such Proceeding shall be reimbursed by the other party for its attorney's fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Proceeding.

         7.9.     Survival. The representations, warranties, agreements and
                  --------
covenants contained herein shall survive the Closing and the delivery, exercise and conversion of the Securities.

         7.10.    Execution. This Agreement may be executed in two or more
                  ---------
counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.

         7.11.    Severability. If any provision of this Agreement is held to
                  ------------
be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

         7.12.    Rescission and Withdrawal Right. Notwithstanding anything to
                  -------------------------------
the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever any Investor exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Investor may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

         7.13.    Replacement of Securities. If any certificate or instrument
                  -------------------------
evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Securities.

         7.14.    Remedies. In addition to being entitled to exercise all
                  --------
rights provided herein or granted by law, including recovery of damages, each of the Investors and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

         7.15.    Payment Set Aside. To the extent that the Company makes a
                  -----------------
payment or payments to any Investor pursuant to any Transaction Document or a Investor enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

         7.16.    Independent Nature of Investors. The obligations of each
                  -------------------------------
Investor under any Transaction Document are several and not joint with the obligations of any other Investor, and no

Investor shall be responsible in any way for the performance of the obligations of any other Investor under any Transaction Document. The decision of each Investor to purchase Securities pursuant to this Agreement has been made by such Investor and each Investor confirms that it has only relied on the advice of its own business and/or legal counsel and not on the advice of any other Investor's business and/or legal counsel. Nothing contained herein, or in any Transaction Document, and no action taken by any Investor pursuant hereto or thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Investor shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose.

         7.17.    Limitation of Liability. Notwithstanding anything herein to
                  -----------------------
the contrary, the Company acknowledges and agrees that the liability of any Investor arising directly or indirectly, under any Transaction Document, of any and every nature whatsoever, shall be satisfied solely out of the assets of such Investor, and that no trustee, officer, other investment vehicle affiliated with such Investor or any investor, shareholder or holder of shares of beneficial interest of such a Investor shall be personally liable for any liabilities of such Investor.

                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
                           SIGNATURE PAGES FOLLOW]

                  IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

                             ZOLTEK COMPANIES, INC.



                             By:
                                 --------------------------------------------
                                 Name:
                                 Title:

                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
                    SIGNATURE PAGES OF INVESTORS FOLLOW]

                  IN WITNESS WHEREOF, the parties have executed this Securities Purchase Agreement as of the date first written above.

                             [INVESTOR]

                             By:
                                 --------------------------------------------
                                 Name:
                                 Title:






                             Loan Amount:                                $[ ]

                             Address for Notice: